Calculation of Filing Fee Tables
F-3
Aurora Mobile Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common shares, par value US$0.0001 per share (Secondary Offering)	457(a)	9,666,666	$ 0.518625	$ 5,013,374.65	0.0001381	$ 692.35
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,013,374.65		$ 692.35
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 692.35
Offering Note
[1]	Note 1.a. These Class A common shares offered will be represented by American Depositary Shares ("ADSs"). Three ADSs represent forty Class A common shares of Aurora Mobile Limited (the "Registrant") Note 1.b In addition, pursuant to Rule 416 under the Securities Act, the Class A common shares being registered hereunder include such indeterminate number of Class A common shares as may be issuable with respect to the shares being registered hereunder as a result of share subdivision or consolidation, share dividends, or similar transactions. Note 1.c. Up to 9,666,666 Class A common shares of the Registrant, represented by up to 725,000 ADSs, issuable upon the exercise of warrant, or the Warrant, by the selling securityholder identified in this prospectus, are to be offered for resale by the selling shareholder named in the prospectus contained in this registration statement. The Registrant will not receive any proceeds from the sale of the ADSs by the selling shareholder. Note 1.d. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the Class A common shares issuable upon the exercise of Warrant is based upon US$6.915 per ADS (or US$0.518625 per Class A common share), which is the average of the high and low prices of the ADSs as of March 23, 2026 as reported on The Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date